UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

MASIMO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 18, 2024, Masimo Corporation (“Masimo” or the “Company”) made updates to its website, www.ProtectMasimosFuture.com, in connection with the 2024 Annual Meeting of Stockholders. A copy of the updated website content (other than content previously filed) can be found below.

Media Section Update

News & Articles

The Proxy Advisory Duopoly is Undermining Corporate Governance

Pinpoint Policy Institute

The Proxy Advisory Duopoly is Undermining Corporate Governance

By Gordon Gray

18 September 2024

In the world of corporate governance, two firms wield an outsized influence: Institutional Shareholder Services (ISS) and Glass Lewis. Together, these companies control between 90 percent and 97 percent of the proxy advisory market, guiding institutional investors on how to vote on shareholder proposals and board elections. Their recommendations carry significant weight, with some studies suggesting they can swing up to a quarter of shareholders for a given vote. However, recent developments have made it clear that investors are beginning to see the flaws in this duopoly, seeking alternatives that promise more accuracy and less bias.

BlackRock’s recent addition of Egan Jones as a third proxy advisor is a telling and welcome sign of market participants rejecting the pair of handcuffs that is the proxy advisory duopoly.

Animating this shift, at least in part, are stumbles by ISS and Glass-Lewis themselves. A study by the American Council for Capital Formation found at least 64 instances during the 2023 proxy season where companies challenged what they deemed inaccurate recommendations from these firms. The Business Roundtable likewise noted that in a survey of its membership, 95 percent of respondents  found errors in advisory reports. In a duopoly, disciplining market forces recede, and incumbents have less incentive to innovate and compete. One symptom of this in the proxy advisory space are errors and a lack of transparency.

It’s not just their mistakes that are troubling; it’s the broader impact these firms are having on corporate governance. And the stakes are high, as a Boston Consulting Group finding makes clear. Companies lose up to 25 percent of their Total Shareholder Return (TSR) within a year of an activist attack. These attacks, often endorsed by ISS and Glass Lewis, can disrupt companies and unnecessarily destroy shareholder value.

Consider the case of the Walt Disney Company and activist investor Nelson Peltz. Earlier this year, Peltz’s firm, Trian, ran a proxy fight against Disney, seeking to gain seats on its board. Despite winning an endorsement from ISS, Trian’s efforts ultimately failed. Shareholders rejected the recommendations, allowing Disney’s management to focus on their turnaround plan rather than being distracted by a proxy fight. This outcome likely spared Disney from the disruption and potential decline in shareholder value that could have followed.

Similarly, Ancora Holdings’ proxy fight against Norfolk Southern is another example of the limited success of activist campaigns backed by ISS and Glass Lewis. Ancora nominated seven candidates to Norfolk Southern’s board, with ISS supporting five of them and Glass Lewis backing six. Yet, Ancora won only three seats, leaving the activist investor without much leverage to effect change. These cases demonstrate that while ISS and Glass Lewis have significant influence, their recommendations do not always align with the best interests of shareholders.

Today this duopoly is turning its attention to a new target: Masimo, a leading medical device company. Activist investor Politan Capital Management, which already has two seats on Masimo’s board, is seeking to gain control by nominating two additional candidates at the upcoming annual meeting. Both ISS and Glass Lewis have endorsed Politan’s nominees, despite the fact that they lack industry experience. In contrast, Masimo’s board nominees include the company’s founder, CEO, and current chairman, as well as a former CEO with over 30 years of experience in the medical device industry. If Politan succeeds, it would place a three-year-old hedge fund in control of a company that thrives on innovation—a risky move that could jeopardize Masimo’s future.

Masimo’s CEO has made it clear that he will follow the wishes of Masimo’s shareholders and step down if not re-elected, posing the risk of major firm disruption that could ultimately harm shareholders.

The concerns raised by these cases are echoed by prominent voices in the financial world. In a recent column, Steve Forbes called ISS and Glass Lewis “hazardous to shareholder health,” highlighting the need for greater scrutiny of these firms’ influence.

As the proxy advisory duopoly continues to face challenges, it’s becoming clear that their unchecked power is not in the best interest of shareholders or companies. Institutional investors are beginning to seek alternatives, recognizing that relying too heavily on ISS and Glass Lewis could lead to decisions that undermine corporate growth and shareholder value.

It’s time for a more balanced and transparent approach to proxy advising—one that prioritizes accuracy, accountability, and the long-term health of American businesses.

The Proxy Wars Are Coming for Little Tech

Foundation for American Innovation

The Proxy Wars Are Coming for Little Tech

By Roslyn Layton

17 September 2024

Proxy fights, when shareholders join forces for corporate takeover, are de rigeur in large cap publicly traded markets. The shareholder battles over ESG practices, the CEO’s salary, or company strategy punctuate the news. Recent high-profile battles at Disney, Exxon, and Tesla feature celebrity owners, superstar leaders, and hedge funds using sometime dubious proxy services to supercharge takeovers.

These tactics are making their way to the world of small and mid-cap companies with proxy advisors using their influence to elevate activist investors. This can have the unintended consequences of upsetting investments designed for stability, like closed-ended funds preferred by retirees. Similarly, proxy wars can wreak havoc on innovative startups working in biotechnology and other emerging fields.

Consider how leading proxy advisors ISS and Glass Lewis joined forces with Quinten Koffey’s Politan Capital to oust the founder/CEO of medical device company Masimo, despite Masimo’s record of success in developing life-changing healthcare innovations. Masimo, which makes wearables, “hearables”, opioid addition prevention and recovery devices. It successfully challenged Apple for patent infringement of its blood oxygen measurement technology. CEO inventor Joe Kiani, who immigrated from Iran to the US at age nine, serves on the President's Council of Advisors on Science and Technology and has earned 500 patents on advanced signal processing, optical sensors, and wearable technologies that use light to measure blood oxygen.

Under Kiani’s leadership, Masimo earned a track record of market innovations which have improved health outcomes and delivered financial success. However, Politan is not satisfied with Kiani’s performance and wants him out. Kiani’s top deputies and engineers have threatened to leave as a result of Politan’s bid. Last week Bloomberg Law reported that a California judge found Politan in contempt of court for distributing a news release of a sealed ruling in its proxy fight with Masimo. The release was timed to influence the Sept. 19 vote in which Politan attempts take board seats and shift control to its hedge fund.

Masimo’s impressive year over year growth is detailed in recent financial statements. Under Kiani’s leadership, Masimo has delivered positive health outcomes and financial returns. It’s hard to see how this proxy war can make Masimo a better performing, stronger company. Sadly, proxy services which were intended to streamline shareholder decisions can be weaponized for hostile takeover. It’s a lot for the ordinary investor to follow, and Masimo issued a summary of the stakes ahead of Thursday’s vote.

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Forward-Looking Statements

This communication includes forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) of Masimo and the potential stockholder approval of the Board’s nominees. These forward-looking statements are based on current expectations about future events affecting Masimo and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond Masimo’s control and could cause its actual results to differ materially and adversely from those expressed in its forward-looking statements as a result of various risk factors, including, but not limited to (i) uncertainties regarding future actions that may be taken by Politan Capital Management LP (“Politan”) in furtherance of its nomination of director candidates for election at the 2024 Annual Meeting, (ii) the potential cost and management distraction attendant to Politan’s nomination of director nominees at the 2024 Annual Meeting and (iii) factors discussed in the “Risk Factors” section of Masimo’s most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov. Although Masimo believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations will prove correct. All forward-looking statements included in this communication are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Masimo does not undertake any obligation to update, amend or clarify these statements or the “Risk Factors” contained in the Company’s most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

Additional Information Regarding the 2024 Annual Meeting of Stockholders and Where to Find It

On August 15, 2024, the Company filed a revised version of its 2024 proxy statement (the “Revised Proxy Statement”) and has mailed the Revised Proxy Statement to its stockholders of record as of the new August 12, 2024 record date for the 2024 Annual Meeting. Any votes submitted by Masimo stockholders in connection with the 2024 Annual Meeting on the prior to the filing of the Revised Proxy Statement will not be counted and previous proxies submitted will be disregarded, and therefore, all stockholders will need to resubmit their votes, even if they have previously voted. The Company filed a revised version of the Revised Proxy Statement with the SEC on August 22, 2024, which amended, superseded and replaced in its entirety the Revised Proxy Statement (the “Amended Revised Proxy Statement”). THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE AMENDED REVISED PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING UPDATED GOLD PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the Amended Revised Proxy Statement and any amendments or supplements thereto and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Amended Revised Proxy Statement, which can be found through the SEC’s website at https://www.sec.gov/ix?doc=/Archives/edgar/data/937556/000121390024071554/ea0206756-07.htm, and any changes thereto may be found in any amendments or supplements to the Amended Revised Proxy Statement and other documents as and when filed by the Company with the SEC, which can be found through the SEC’s website at www.sec.gov.

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